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                                January 25, 1999

Chang-Lin Tien
1451 Olympus Avenue
Berkeley, CA 94708

Dear Chang-Lin:

         As you are aware, in addition to your director relations with Wells Fargo & Company, since May 2, 1997, you have been retained by the Company as a consultant. In that connection, the terms of the consultant arrangement are set forth in that certain letter dated May 2, 1997 as extended by letter dated June 23, 1998. The purpose of this letter is to restate and expand the consultant relationship that currently exists between you and Wells Fargo & Company.

         DESCRIPTION OF SERVICES:

         We believe your background and experience together with your stature in the international marketplace puts you in a unique position to assist us in developing our business and competitive presence in this market area. In that regard, we request that for the term of this Agreement you provide us with the following services:

         1. Be our representative and spokesperson in such international market place and such communities located therein as we may designate;

         2. Be one of our representatives on the Board of Shanghai Commercial Bank. In such capacity, you shall act on our behalf and for such term as we may designate;

         3. Provide us with advice and counsel in the development of our marketing strategies for such market areas as we may designate; and

         4. Provide us with such other services as may mutually discuss and agree upon.

         COMPENSATION:

         In consideration of obtaining the services contemplated hereby, we agree to pay you the sum of $200,000.00 per annum. Such compensation shall be paid in 12 equal installments of $16,666.66 each, commencing on the 1st day of the month next



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following the effective date of this Agreement. We will also reimburse you for reasonable expenses incurred in the performance of the services contemplated hereby, including travel expenses. Reimbursement of such expenses will be on a monthly basis upon receipt by us of a statement therefore, and will be made in accordance with the procedures applicable to our own employees.

         In addition to the foregoing, we will provide you with office space and such clerical and support help as you may need to perform the services described herein.

         OTHER BENEFITS:

         You shall be free to exercise your discretion and independent judgment as to the method and means of performance of the services contemplated hereby. As a consultant, you will not be considered an employee of the Company, and shall not, by virtue of the agreement be entitled to any benefits or privileges provided by the Company to its employees.

         TAXES:

         You should treat the compensation received hereunder as self-employment income for Federal Tax purposes. In that regard, we will neither withhold federal Income Tax nor pay FICA, State unemployment or other employment taxes.

         CONFIDENTIALITY:

         The information, knowledge and data you will receive and develop in performing these services contemplated hereby will be extremely sensitive and should be kept confidential and should not be disclosed to any third party except as we may from time to time mutually agree.

         INDEMNITY:

         We will indemnify you against and hold you harmless from any and all losses, damages, liabilities, claims, costs and expenses and attorney fees which you may expend or incur as a result of the performance of the services contemplated hereby.

         TERM:

         The effective date of this Agreement shall be the date upon which it is signed by you, in the place and manner so designated below. The Agreement will continue thereafter unless and until

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one of us elects to terminate the Agreement. The Agreement may be terminated at any time upon either of us sending notice of termination to the other. No such termination shall in any manner effect the rights and obligations existing as of the date of such termination; including without limitation, your rights in connection with our obligations to indemnify you as set forth herein.

         SUPERCEDE OTHER AGREEMENTS:

         This Agreement shall be deemed the only agreement between the parties hereto concerning the matters discussed herein; as such it supercedes, replaces and restates the earlier letter agreement dated May 2, 1997, as extended June 23, 1998, which as of the effective date hereof, shall be deemed of no further force or effect.

         Chang-Lin, we greatly appreciate your efforts and the results thereof since the inception of our consultant relationship as of July 1, 1997. We are also most appreciative of your willingness to continue the relationship and expand its activities to include the board representation in connection with Shanghai Commercial Bank. We continue to believe that in your role as a consultant you are able to play a significant role on behalf of Wells Fargo & Company as we continue to seek to take advantage of the many opportunities presented by the international market place.

         If you are in agreement please execute this letter in the place so designated and return it to my attention at your convenience.

                                       Best regards,

                                       /s/ David J. Zuercher

                                       David J. Zuercher

ACKNOWLEDGEMENT:

By: /s/ Chang-Lin Tien

Printed:  Chang-Lin Tien

Date:  January 26, 1999


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